UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2012

COURT DOCUMENT SERVICES, INC.
(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

333-181276	65-1170540
(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd., Suite 200

Sarasota, FL  34240

(Address of principal executive offices and zip code)

(863) 688-3800

 (Registrant’s telephone number including area code)

1913 South Florida Avenue, Lakeland, Florida 33803

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Report on Form 8-K is amended solely to correct the statement regarding the change in capital stock and clarifying Mr. Fan’s citizenship.  The articles of incorporation were amended to change the capital stock of the company from 500 million to 5 billion and Mr. Fan is a native Chinese and a U.S. citizen.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 1, 2012 a Special Meeting of the Shareholders was held at the Corporate Offices (which attending shareholders represented approximately 79% of the outstanding shares) and the following actions were approved by a unanimous vote of the voting shares.

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First, our Secretary, Deborah Igoe resigned her position as Secretary effective October 11, 2012, citing her family obligations as the reason for her departure and she has no disagreements with the Company or the incoming officers or directors.

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Second, Mr. Michael J. Daniels, age 66, was nominated and accepted the position of Secretary, effective October 11, 2012.  Mr. Daniels will remain as Treasurer and Director in addition to his new position as Secretary, effective October 11, 2012, until the next regular shareholders’ meeting.  There are no arrangements or understanding between Mr. Daniels and any other person pursuant to which he was selected as a Secretary, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which he will have a direct or indirect material interest.  In addition, there are no family relationships between Mr. Daniels and any other director or executive officer of the Company.

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Third, Mr. Daniels will resign as President and Chairman of the Board, effective on October 11, 2012 to allow for the appointment of Mr. Andy Z. Fan as President and Chairman of the Board.

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Fourth, Mr. Andy Z. Fan, age 48, was nominated as President, Director and Chairman of the Board, and accepted the positions which will become effective October 11, 2012. There are no arrangements or understanding between Mr. Andy Fan and any other person pursuant to which he was selected as a President, Director, and Chairman of the Board, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which he will have a direct or indirect material interest.  In addition, there are no family relationships between Mr. Andy Fan and any other director or executive officer of the Company.

Background of Mr. Andy Z. Fan:

Mr. Andy Fan is native Chinese and a U.S. citizen. He is a prominent businessman with outstanding connections with the Chinese government, long standing relationships with Chinese media, and has a strong fan base in China where he has appeared in various forms of media over the past few years. He was once the interpreter for China's Head of State -- Prime Minister Li Peng. Later, he was awarded a full scholarship to study on the graduate level in the U.S., and was introduced to former U.S. President Bill Clinton by the University President and served as Clinton's Chinese interpreter.   Mr. Andy Fan's popular book "Clinton and My Life" has made him an idol to millions of Chinese students, and a well-respected sought-after public speaker.

Mr. Fan is currently President, Director, and Chairman of the Board of AF Ocean Investment Management Company [OTCBB:AFAN].  AF Ocean’s mission is to help Wall Street investors identify and work with respectable and reputable Chinese counterparts and companies and assist Chinese corporations to understand that the only way to benefit from the world’s biggest capital market is through strict and consistent adherence to the rules and regulations that govern companies listed on American stock exchanges.

His nine popular books in China, including the No. 1 best seller in China in June 2011, also make him a frequent guest on TV, as well as being followed and interviewed by media everywhere he goes. He has been on numerous magazine covers, including “Chinese Business Leader”, “China Celebrity”, “China Private Capital”, “World Chinese Businessman”, “Discovery”, “Commerce”, “The View”, among others. To millions of fans and their parents across the country, Andy is their hero and a super star. Due to his popularity, he is often invited as the guest of honor and speaker by many prominent organizations, such as being invited to Nobel Laureates Beijing Forum and Forbes China City Investment Forum. In 2009, in celebration of the 60th anniversary of the founding of the People’s Republic of China, Mr. Andy Fan was chosen to be one of “China’s 60 Role Models in 60 Years”, and his portrait was printed on a Chinese Postage Stamp that same year.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon his appointment as President, Director, and Chairman of the Board, Mr. Andy Fan discussed a change is business strategy and business model for the Company due to the current economic conditions.  Due to the increased availability of court forms available on the internet, the court document typing service has not provided the necessary climate for building the business.

Mr. Andy Fan, Chairman of the Board, requested that the full Board of Directors approve a change in the strategic direction of the company. Mr. Andy Fan stated that to continue to protect and increase shareholder value, it would be to the advantage, welfare and best interests of the shareholders for the Company to consider alternative corporate strategies to generate new business revenue for the Company.  Mr. Fan proposed pursuing business opportunities in the film and movie industry.

After thorough discussion, the Shareholders unanimously agreed to the change in the business strategy and mission and to change the name of the Company to reflect said new direction and mission. The new name approved by the Board and the Shareholders will be “ChinAmerica Andy Movie Entertainment Media Co.”

In addition, in anticipation of increase in investors, the Shareholders unanimously voted to increase the capital stock of the company from 500 million to 5 billion.

Effective October 11, 2012, upon a unanimous vote of the Shareholders attending the October 1, 2012 Shareholder Meeting (which attending shareholders represented 79% of the outstanding shares), the Articles of Incorporation were amended as follows:

Article I amended changing the corporate name as follows:

The corporation shall be named “ChinAmerica Andy Movie Entertainment Media Co.” and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.

Article IV amended to increase the capital stock as follows:

The total authorized capital stock of the corporation shall be five billion (5,000,000,000) shares of common stock with a par value of $.01 per share, all or any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors.  Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof.  Each share of stock shall have voting privileges and will be eligible for dividends.

Article VIII amended adding the name and address of the new director as follows:

Andy Z. Fan, President and Director, 6371 Business Blvd., Suite 200, Sarasota, FL  34240

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
3(iv)	Articles of Amendment to Articles of Incorporation Filed on October 4, 2012 as Exhibit 3(iv) to the issuer’s Report on Form 8-K and incorporated herein by reference.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURT DOCUMENT SERVICES, INC.
Dated: October 4, 2011	By:	/s/ MICHAEL J DANIELS
Name: Michael J. Daniels Title: Secretary, Treasurer, and Director